PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To the Prospectus Supplement and Prospectus                      Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number:  2015


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes



Principal Amount:             $100,000,000


CUSIP Number:                 59018Y BF7


Interest Rate:                6.97000%


Original Issue Date:          Sept. 14, 2000


Stated Maturity Date:         Sept. 13, 2002


Interest Payment Dates:       Each March 13th and Sept. 13th, commencing on
                              March 13th, 2001, subject to Modified Following
                              Business Day Convention.

Repayment at the Option
of the Holder:                The Notes cannot be repaid prior to the Stated
                              Maturity Date.

Redemption at the Option
of the Company:               The Notes cannot be redeemed prior to the Stated
                              Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                      The Chase Manhattan Bank


Dated:                        Sept. 11, 2000